MODIFYING AGREEMENT, IN REACH, TO SALES-PURCHASE CONTRACT DATED 10TH JULY 2006 CELEBRATED IN THE CITY OF CHIHUAHUA, STATE OF CHIHUAHUA, ON THE 31ST AUGUST 2006 BY: A) COMPAÑÍA MINERA LA ESCUADRA, S.A. DE C.V. REPRESENTED IN SUCH ACT BY MR. EMILIO ACUÑA PERALTA HEREAFTER “THE VENDOR” AND B) MR. RAMIRO TREVIZO LEDEZMA BY HIS OWN RIGHT AND REPRESENTING CORPORACIÓN AMERMIN, S.A. DE C.V., HEREAFTER “THE PURCHASER”, AND CONTRACT BOTH PARTIES SUBJECT TO THE FOLLOWING DECLARATIONS AND CLAUSES.

DECLARATONS

A) BOTH PARTIES DECLARE, THAT:

1. On the 10th July 2006 they celebrated a sales-purchase contract regarding the assets and inventory listed in “Appendix A” and attached as well to this present agreement, and contract also regarding the right covering the mining concessions detailed in the declarations of this present agreement.

2. That it is to their convenience and interest and with the purpose of clarifying several clauses of stated contract, as well as to add certain sales conditions, they celebrate this present agreement according to the dispositions set in the Federal Civil Code relative to the current Code of Commerce and Article 23 of the Mining Law.

3. Both parties expressly declare that this present agreement does not constitute a substitution of contract of the 10th July 2006, but only consists of the modification of several clauses and the addition of various conditions in order to better clarify what was then agreed, and thus keeping valid of said contract all those stipulations not contrary to what the parties agree to in this present modifying agreement.

4. Both parties declare that it is their wish and free will to do so, to celebrate this present Modifying Agreement, in reach, to the sales-purchase contract of 10th July 2006, within the framework of the Mining Law, the Code of Commerce, the Federal Civil Code and the Ordinary Civil Code for the State of Chihuahua in its substantial and procedural part, in order to make known the conventions that each party accepts, and that there is no error, deceit or ill faith by any of them, and to indicate that they are endowed with the legal capacity and all faculties to celebrate this present agreement, and that it is their wish to subject it to the clauses specified farther ahead.

B) “THE VENDOR” declares:

1.  That it is a mercantile society established in the city of Chihuahua, state of Chihuahua, on the 23rd November 1984, by public charter number 5,979, granted before the testimony of Notary Public number 21, registered on the 18th February 1985 under inscription number 105 of Folio 27 of Book 379 of the Section of Commerce of the Public Registry of

Commerce of the city of Chihuahua, and that its object is: a) Acquire per request before the Secretary of Energy, Mines and State administered industries, or by any other legal means, mining concessions, including those within the national mining reserves referred to in fraction III of Article 72 of the Ruling Law of the Constitution’s 27th Article in current mining matters and, in addition, tailings and earth dumps for exploration and profit of all kinds of metallic and non metallic minerals; b) Acquire as well and set up metallurgical and dressing plants for the mechanical and metallurgical treatment of the substances referred to, as well as to carry out foundry or refining operations with same substances, be these of our own property or of third parties, and to obtain through request or by any other legal means concessions for this type of operations when required in accord to the mentioned Mining Law; c) Purchase, sell and in general undergo all kinds of acts of commerce with metallic and non metallic minerals, as well as with the products derived from them; d) Provide all kinds of technical and administration services to industrial and commercial enterprises in general and specially those engaged in metallurgy and mining; e) Acquire and negotiate under legal terms all types of shares, participations and values in other societies or associations, as well as to acquire, alienate, mortgage and issue all kinds of titles of credit, commerce effects and other similar acts; f) Purchase, sell and arrange all kinds of personal property and real estate necessary for the compliance of its object; g) Acquire concessions for profit of water currents necessary to generate electric power and for mining exploitation; h) In general, carry out all kinds of necessary acts and contracts for the accomplishment of its social object.

2. That its legal representative is empowered with all the faculties to celebrate this present agreement in name and representation, personality that to date has not been revoked or limited in any way whatsoever.

3. That he is the title holder of the rights of the mining concessions detailed following and whose locality is in the Municipality of Bacoachi, state of Sonora and hereafter referred to as “THE LOTS”:

NAME OF LOT	TITLE	TYPE	SURFACE
Dos Amigos	222511	Exploitation	24.4306 Hectares
El Picacho	161838	Exploitation	21.0000 Hectares
Picacho I	222925	Exploitation	2,155.6890 Hectares
Mis Recuerdos	214776	Exploration	2.1708 Hectares
Picacho II	218818	Exploration	448.5564 Hectares
Picacho II	222789	Exploration	4.9217 Hectares
Crestón	226154	Exploration	84.0000 Hectares

4. That the mining concessions described above are free of any encumbrance and limitations of dominion and current to what the Mining Law and its Ruling impose upon title holders of same and thus, they are free, and have not incurred in any situations or infractions that may call for their cancellation.

5. That he has celebrated with the corporation known as Mexicana de Cobre, S.A. de C.V., a contract of temporary surrender of rights for the exploration and exploitation of the mining concession indicated below and that is located in the Municipality of Bacoachi, state of Sonora:

NAME OF LOT	TITLE	TYPE	SURFACE
Unificación Rey de Oro	206327	Exploitation	495.3292 Hectares

The Temporary Surrender of Rights contracts referred to in this declaration is valid up to the 1st November 2006.

6.  That within its assets are included personal property described in detail in appendix “A”, attached to this present agreement as an integral part of same.

7. The “VENDOR” declares that within the perimeter of the mining lot called “El Picacho”, mentioned in numeral 3 of this declaration, there exist 20,000 (twenty thousand) tons of earth dumps property of C.B. Johnson, who, as a result of previous sales-purchase, acquired from “THE VENDOR”, reason whereby these earth dumps are not considered part of the sales-purchase herein agreed.

8. “THE VENDOR” declares that a large portion of the equipment and machinery indicated in appendix “A” is already installed in a plot of land approximately of 10 hectares and about 10 meters off the road between Cananea-Bacoachi and 2 kilometers distant from the township of Bacoachi, Sonora. Such land plot belongs to the common owners of Bacoachi. “THE VENDOR” has celebrated with such common owners and agreement for the use of such plot of land for a period of 15 years. To date, and already paid in advance, 8 years are covered, however, 7 years are still pending and that must be paid in advance, an amount of $70,000.00 (Seventy thousand Pesos 00/100 in Mexican Currency).

9. “THE VENDOR” declares that it is his wish to sell precisely to “THE PURCHASER”, the list of assets and equipment inventory listed in appendix “A”, as well as the rights derived from the mining lots mentioned in declaration B, numeral 3 of this present agreement.

10. That to date he is honoring a supply contract celebrated with the corporation Mexicana de Cobre, S.A. de C.V., for the delivery of materials from “THE LOTS” and by virtue of which there exists a labor and production relationship, same which is liquidated by Mexicana de Cobre, S.A. de C.V., with an approximate delay of 90 natural days against the submittal of invoices bearing all fiscal requirements.

C) “THE PURCHASER” declares:

1.   That it is a mercantile society established in agreement to the Mexican law, in the city of Chihuahua, state of Chihuahua, on the 9th August 1995, as per public charter number 9311 of Volume 173, and authorized on the 10th August 1995 by testimony of Notary Public number 2 for the Morelos Judicial District of the state of Chihuahua; it is inscribed in the Public Registry of Commerce per Folio number 21164*10 of the Registry Procedures Systems; Federal Taxpayers number CAM-950810-K77; and that its social object is the purchase, sale, acquisition by whatever concept, alienation, trade, import and export of all kinds of materials and articles related to the mining and metallurgical industry in general, with civil engineering and construction in general; and that it has the capacity, among other activities, to acquire exploration and exploitation mining concessions or contractual rights related to exploration and exploitation of any king of mineral, as well as to alienate, mortgage or by any other means to arrange such concessions and rights; to exploit tailings, slag dumps, drosses, and all kinds of articles or materials related to its social object.

2. That its legal representative has been empowered with the fullest of faculties and General Powers for Litigation and Collection, Acts of Administration and of Dominion to manage the businesses and the social goods as per its society’s corporation charter and which have not been revoked or limited in any way and thus, he is endowed with all legal faculties to celebrate this present agreement in the name and representation of the already mentioned corporation.

3. That it has the judicial capacity, economic and technical resources and knowledge to instrument the necessary acts to carry out the object of this present agreement.

4. “THE PURCHASER” declares that he is in the knowledge of and has personally reviewed the list of assets and inventory declared in appendix “A”, and that he agrees to same.

5. Lastly, “THE PURCHASER” declares that it is his wish to buy precisely from “THE VENDOR” the list of assets and equipment inventory declared in appendix “A”, as well as the rights covering the mining lots referred to in declaration B), numeral 3 of this present agreement.

CLAUSES

FIRST: By virtue of this present agreement “THE VENDOR” sells to “THE PURCHASER” the list of assets and equipment inventory declared in appendix “A”, as well as the mining concession rights detailed in declaration B), numeral 3 of this present agreement.

SECOND: By virtue of this present agreement “THE PURCHASER” buys from “THE VENDOR”, the list of assets and equipment inventory declared in appendix “A”, as well as the mining concession rights detailed in declaration B), numeral 3 of this present agreement.

THIRD: The price agreed on by the parties for the list of assets and equipment inventory declared in appendix “A”, as well as the rights to the mining lots referred to in declaration B), numeral 3 of this agreement, will be for an amount of $6’500,000.00 USD (SIX MILLION FIVE HUNDRED THOUSAND 00/100 IN AMERICAN TENDER), amount that must be honored by “THE PURCHASER” in the manner, terms and installments agreed to in this present agreement.

FOURTH:  Both parties expressly agree in that “THE PURCHASER” will pay to “THE VENDOR” on the date of signature of this present agreement as advance of down payment the amount of $382,142.86 USD (THREE HUNDRED EIGHTY TWO THOUSAND ONE HUNDRED AND FORTY TWO 86/100 USD, IN LEGAL AMERICAN TENDER) or its equivalent in Mexican Pesos at the rate of exchange published by the Bank of Mexico in the Federal Official Diary of the immediately previous able day of the date of payment, same amount that will be discounted from the total price agreed by both parties and referred to in the immediately above clause. Of the amount mention in this present clause as advance or down payment, “THE VENDOR” acknowledges that he already received as of the 21st June 2006 the amount of $50,000.00 USD (Fifty thousand 00/100 USD, in legal AMERICAN TENDER) same that was surrendered by “THE PURCHASER” as proof of transaction, and a balance of $332,142.86 USD (Three thousand thirty two one hundred and forty two 86/100 USD), remaining.

FIFTH: “THE PURCHASER”, by virtue of this present agreement commits himself to pay to “THE VENDOR” the remaining balance, an amount of $6’117,857.14 (SIX MILLION ONE HUNDRED THOUSAND SEVENTEEN AND EIGHT HUNDRED FIFTY SEVEN 14/100 USD IN LEGAL AMERICAN TENDER) as per the following installments payment plan:

1.  On the 3rd (third) month as of the date of signature of this present agreement, that is, on the 30th (thirtieth) November 2006, the amount of $100,000.00 USD (ONE HUNDRED THOUSAND 00/100 USD, IN LEGAL AMERICAN TENDER), or its equivalent in Pesos at the rate of exchange published by the Bank of Mexico in the Federal Official Diary of the immediately previous able day of the date of payment.

2.  On the 6th (sixth) months as of the date of signature of this present agreement, that is, on the 28th (twenty eighth) February 2007, the amount of $382,142.86 USD (THREE HUNDRED EIGHTY TWO THOUSAND ONE HUNDRED AND FORTY TWO 86/100 USD IN LEGAL AMERICAN TENDER), or its equivalent in Pesos at the rate of exchange published by the Bank of Mexico in the Federal Official Diary of the immediately previous able day of the date of payment.

3. On the 12th (twelfth) month as of the date of signature of this present agreement, that is, on the 31st (thirty first) August 2007, the amount of $228,571.43 USD (TWO HUNDRED TWENTY EIGHT THOUSAND FIVE HUNDRED AND SEVENTY ONE 43/100 USD IN LEGAL AMERICAN TENDER), or its equivalent in Pesos at the rate of exchange published by the Bank of Mexico in the Federal Official Diary of the immediately previous able day of the date of payment.

4. On the 17th (seventeenth) month as of the date of signature of this present agreement, that is, on the 31st (thirty first) January 2008, the amount of $321,428.57 USD (THREE HUNDRED TWENTY ONE THOUSAND FOUR HUNDRED AND TWENTY EIGHT 57/100 USD IN LEGAL AMERICAN TENDER), or its equivalent in Pesos at the rate of exchange published by the Bank of Mexico in the Federal Official Diary of the immediately previous able day of the date of payment.

5. On the 22nd (twenty second) month as of the date of signature of this present agreement, that is, on the 30th (thirtieth) June 2008, the amount of $414,285.71 USD (FOUR HUNDRED FOURTEEN THOUSAND TWO HUNDRED AND EIGHTY FIVE 71/100 USD IN LEGAL AMERICAN TENDER), or its equivalent in Pesos at the rate of exchange published by the Bank of Mexico in the Federal Official Diary of the immediately previous able day of the date of payment.

6. On the 27th (twenty seventh) month as of the date of signature of this present agreement, that is, on the 30th (thirtieth) November 2008, the amount of $414,285.71 USD (FOUR HUNDRED FOURTEEN THOUSAND TWO HUNDRED AND EIGHTY FIVE 71/100 USD IN LEGAL AMERICAN TENDER), or its equivalent in Pesos at the rate of exchange published by the Bank of Mexico in the Federal Official Diary of the immediately previous able day of the date of payment.

7. On the 32nd (thirty second) month as of the date of signature of this present agreement, that is, on 30th (thirtieth) April 2009, the amount of $600,000.00 USD (SIX HUNDRED THOUSAND 00/100 USD IN LEGAL AMERICAN TENDER), or its equivalent in Pesos at the rate of exchange published by the Bank of Mexico in the Federal Official Diary of the immediately previous able day of the date of payment.

8. On the 37th (thirty seventh) month as of the date of signature of this present agreement, that is, on the 30th (thirtieth) September 2009, the amount of $600,000.00 USD (SIX HUNDRED THOUSAND 00/100 USD IN LEGAL AMERICAN TENDER), or its equivalent in Pesos at the rate of exchange published by the Bank of Mexico in the Federal Official Diary of the immediately previous able day of the date of payment.

9. On the 42nd (forty second) month as of the date of signature of this present agreement, that is, on 28th (twenty eighth) February 2010, the amount of $692,857.47 USD (SIX HUNDRED NINETY TWO THOUSAND EIGHT HUNDRED AND FIFTY SEVEN 14/100 USD IN LEGAL AMERICAN TENDER), or its equivalent in Pesos at the rate of exchange published by the Bank of Mexico in the Federal Official Diary of the immediately previous able day of the date of payment.

10. On the 48th (forty eighth) month as of the date of signature of this present agreement, that is, on 31st (thirty first) August 2010, the amount of $692,857.47 USD (SIX HUNDRED NINETY TWO THOUSAND EIGHT HUNDRED AND FIFTY SEVEN 14/100 USD IN LEGAL AMERICAN TENDER), or its equivalent in Pesos at the rate of exchange published by the Bank of Mexico in the Federal Official Diary of the immediately previous able day of the date of payment.

11. On the 54th (fifty fourth) month as of the date of signature of this present agreement, that is, on the 28th (twenty eighth) February 2011, the amount of $835,714.29 USD (EIGHT HUNDRED THIRTY FIVE THOUSAND SEVEN HUNDRED AND FIFTY SEVEN 29/100 USD IN LEGAL AMERICAN TENDER), or its equivalent in Pesos at the rate of exchange published by the Bank of Mexico in the Federal Official Diary of the immediately previous able day of the date of payment.

12. On the 60th (sixtieth) month as of the date of signature of this present agreement, that is, on the 31st (August) 2011, the amount of $835,714.29 USD (EIGHT HUNDRED THIRTY FIVE THOUSAND SEVEN HUNDRED AND FIFTY SEVEN 29/100 USD IN LEGAL AMERICAN TENDER), or its equivalent in Pesos at the rate of exchange published by the Bank of Mexico in the Federal Official Diary of the immediately previous able day of the date of payment.

SIXTH: Both parties agree that all payments referred to in the immediately above clause, must be carried out by “THE PURCHASER”, without need of any reminder at his offices, located on Calle Ankara number 1800, Colonia Mirador of the city of Chihuahua, state of Chihuahua. Likewise, both parties agree in granting a term of grace of thirty natural days as of the date the payments are due, in order to satisfy them.

SEVENTH: Both parties agree that in order to guarantee payment on the amount of $6’117,857.14 USD (SIX MILLION ONE HUNDRED SEVENTEEN THOUSAND EIGHT HUNDRED AND FIFTY SEVEN 14/100 USD IN LEGAL AMERICAN TENDER) referred to in Fifth clause of this present agreement, “THE PURCHASER” subscribes in favor of “THE VENDOR” three promissory notes that together sum precisely the amount of $6’117,857.14 USD (SIX MILLION ONE HUNDRED SEVENTEEN THOUSAND EIGHT HUNDRED AND FIFTY SEVEN 14/100 USD IN LEGAL AMERICAN TENDER).

EIGHTH: “THE PURCHASER”, in addition to what is foreseen in the immediately above clause, and also with the purpose of guaranteeing the commitment to the payment obligations agreed upon in the Fifth clause of this present agreement, constitutes, marks and renders in guarantee, all and each of the assets and the rights derived from the mining concessions he receives on sale by “THE VENDOR” and that are matter of this present agreement that, in case “THE PURCHASER” incurs in a non compliance to the obligations consigned in this agreement, the goods so marked will be returned or substituted to “THE VENDOR”, free of all responsibility and encumbrance.

NINTH: By virtue of this present agreement and in order to safeguard in good condition and in operation the mentioned guarantee in the foregoing clause, during the whole of this agreement, “THE PURCHASER” commits himself not to mortgage, cede or trespass or lease or for use to third parties, the goods matter of this present agreement and that acquires on sales-purchase, as well as the right granted by the mining concessions that are detailed in the declaration’s chapter and clauses of this agreement, without having previously obtained in writing “THE VENDOR’S” consent.

TENTH:  By virtue of this present agreement and in order to safeguard in good condition and operation the mentioned guarantee in the Seventh clause, “THE PURCHASER” commits himself to use the equipment, machinery and installations object of this present contract (listed in appendix “A”) only to work and to satisfy his objectives within the mining lots listed in declarations 3 and 5, reason whereby he will not be able to move them from premises or to change them to different localities for as long this agreement is current.

ELEVENTH: Both parties expressly agree in that, should this present agreement may not be followed through in whole for reasons imputable to “THE PURCHASER” or by force majeure, a fortuitous event or by nature, or by definite cancellation or termination  of the contract under the terms of the Sixteenth Clause, all payments having been extended to “THE VENDOR” to date, will remain in favor of “THE VENDOR” and, in such cases, “THE PURCHASER” commits himself to return all of the equipment and machinery listed in appendix “A”, and in good conditions of operation, as well as to return the rights of “THE LOTS” to “THE VENDOR” without any charge to this latter, both free of all responsibility and encumbrance. Likewise, both parties agree that the improvements and repairs done to such equipment and machinery, as well as constructions and work carried out within the mining lots, will repossessed without any charge by “THE VENDOR”.

TWELFTH: “THE OURCHASER” commits himself to comply with the obligations contracted by “THE VENDOR” with the ranchers, ejidatarios and common owners of the land where “THE LOTS” are located and of the land where the access roads are laid out as well as the ore dressing plant. Such obligations include, but are not limited to, the good use of fences, doors, livestock care and the ranches’ installations. Likewise, he must carry out the periodic maintenance works on roads and earthen dams required by ranchers, ejidatarios and common owners of the land where “THE LOTS” are located, and of the land where the access roads and the dressing plant are located. In general, “THE PURCHASER” commits himself to a good neighbor policy with ranchers, ejidatarios and common land owners.

Furthermore, “THE PURCHASER”, by means of this present clause commits himself to pay the amount of $70,000.00 Pesos (SEVENTY THOUSAND 00/100 IN MEXICAN CURRENCY) to the commoners of Bacoachi, who are the owners of the land where the dressing plant and the machinery are located, the concept being the land use as mentioned in declaration B), numeral 8 of this present modifying agreement by “THE VENDOR”.

THIRTEENTH: “THE PURCHASER” commits himself to keep current “THE LOTS” and the lot referred to in the declaration stated in subsection B), numeral 5 and to comply to all of the requirements of law for such a purpose, and which include, but do limit, proof of works, technical reports, answers to requests from the General Directorship of Mines, semester payment on rights, requests for exploitation of the lots currently in exploration, etc.

FOURTEENTH: “THE PURCHASER” commits himself to carry out a minimum investment program consisting of:

1. Carry out installations and necessary paper work to connect the ore dressing plant to the power lines of the Federal Commission of Electricity (CFE).

2. Fulfill the paper work regarding Ecology permits for the operation of the ore dressing plant and the mines.

3. Carry out the paper work to obtain permission of use for water well and water.

4. Replace ball mill liners at the ore dressing plant.

5. Waterproof the ore dressing plant’s water tank.

6. Terminate the warehouses, offices, shops, dormitories, mess halls, etc., construction project located at the ore dressing plant.

7. Recondition two Scooptrams (listed in appendix “A”).

8. Recondition mine drilling equipment (jumbo, air leg drills, listed in appendix “A”).

9. Terminate the construction of the mine camp project.

10. Carry out a minimum of six (6) bore holes in order to quantify reserves at “THE LOTS”.

FIFTEENTH: Because “THE VENDOR” is currently complying to the contract celebrated with the Mexicana de Cobre, S.A. de C.V. Corporation as indicated in declaration 10 of this present contract, “THE PURCHASER” commits himself to allow “THE VENDOR” or whom he designates to comply to such contract up to the 31st (thirty first) December 2006, “THE VENDOR” delivering through his own resources the material object of such contract. By the foregoing and due to the fact that these are still works and resources put up by “THE VENDOR”, it is expressly agreed that “THE PURCHASER” will surrender to “THE VENDOR” the import of liquidations and payments generated by such concept less the corresponding import of the ADDED VALUE TAX (IVA), in the understanding that such payments and liquidations at times take several months to be surrender after delivery of material to the client, Mexicana de Cobre, S.A. de C.V.

SIXTEENTH: Both parties agree in that, according to the dispositions of the Mining Law, the Code of Commerce, the Federal Civil Code and the Civil Code for the State of Chihuahua, causes for cancellation of this present agreement will be any con compliance by the parties to the obligations contracted in the content of the clauses of this present sales-purchase agreement.

SEVENTEENTH: Both parties expressly agree in that this present agreement can only be terminated in advance and of the sale-purchase contract derived from it, only in case it so be expressly convenient to the interest of both parties, and it will be carried out in writing and signed in conformity by both parties.

EIGHTEENTH: Both parties agree to ratify this present agreement and the sales-purchase contract derived from it before notary public or public broker.

NINETEENTH: For all legal effects derived from this contract, parties state as their addresses for hearing and receiving all types of notifications, the following:

“THE PURCHASER”

Corporación Amermin, S.A. de C.V.

Calle Ankara number 1800

Colonia Mirador

Chihuahua, Chih.

“THE VENDOR”

Compañía Minera La Escuadra, S.A. de C.V:

Av. Independencia number 3010

Colonia Santa Rosa

Chihuahua, Chih.

TWENTIETH: Both parties agree that in case of controversy, interpretation or to request compliance or cancellation of this present agreement and of the contract derived from it, they subject and submit themselves expressly to the jurisdiction of the Law Courts of the city of Chihuahua, Chih., renouncing in this act to the privileges that might correspond to them by their current or future addresses.

The contracting parties in the knowledge of the reach and legal content of the declarations and clauses before stated, ratify it in all and each of its parts and sign in conformity this present modifying agreement in the city of Chihuahua, Chih., on the 31st (thirty first) August 2006.

“THE VENDOR”

COMPAÑÍA MINERA LA ESCUADRA, S.A. DE C.V.

Represented in this act by

Mr. Emilio Acuña Peralta as

Legal Representative

“THE PURCHASER”

Mr. Ramiro Trevizo Ledezma, in his own behalf

and,

CORPORACIÓN AMERMIN, S.A. DE C.V.

Represented in this act by

Mr. Ramiro Trevizo Ledezma as

Legal Representative

###

APPENDIX “A” — LIST OF ASSETS & EQUIPMENT INVENTORY

1. Elmex electric substation including a three phase transformer 1250/1440 KVA, series 8954-1-1D480/277 Volts: complete.

2. Caterpillar electric power plant, 625 KVA, model 1999 with CAT engine 3412, CAT generator model CR4B, series 6EJ01166; equipped with metallic fuel tank 3200 liters capacity, mounted on structural skids and roof protection by metallic structure and metal sheeting as cover.

 3. 2” diameter hydropneumatic equipment equipped with Cuma KLL S-2 pump and US electric motor, 5 HP number M95A-939.

4. Steel cylinder deposit of 15,000 liter capacity, 8 meter high and mounted on structural steel base.

5. 8” diameter Deming pump with US 75 HP electric motor, series 007-R280A.MEI and Siemens K981DE, 200 amps. With thermo magnetic starter.

6. 3” diameter centrifugal pump, 15 HP, model A80A.

7. Steel cylinder deposit, 15,000 liter capacity.

8. Bridge type structure with 3” centrifugal pumps and Siemens electric motor, 15 HP series D96ESP 3620.

9. Two duplex bins, ¼” plate manufactured bottom structure and supported by 10” tubular columns and PTR windlasses in upper section, 10’ X 20’ X 7’ each, rectangular section and one other, cut off to a 9’ X 10’ section.

10. Coarse material receiving bin, 1/8” steel plate manufactured and ¼” steel inside lining; 4.7 X 3.40 meters and a section of 1.40 X 0.50 meters, and approximately 50 ton capacity.

11. Mechanism including plate and bearing rod, powered by a 15 HP No Series motor reducer.

12. 10’ X 4’ Vibrating feeder and 2” screen with 15 HP Siemens electric motor N° A98T0018.

13. 23” wide conveyor belt, 12 meters long, with 5 HP Siemens electric motor N° K91T554-196 and 3 HP Reducer N° 115-20515RMKS.

14. 18 X 36 inch Cedar Rapids jaw crusher, equipped with 100 HP US electric motor, 1729 RPM, Series H177-AD2-M.

15. 30” wide conveyor belt, 12 meters long, with 7.5 HP motor reducer model Q8233-03-074.

16. Receiving bin, 1/8” plate fabricated, with ¼” lining, top section 14’ X 6’, 1.40 meters high and bottom section 1.40 X 0.50 meters.

17. 30” wide conveyor belt, 13 meters long, with 10 HP electric motor, type DFT13294, 5 HP reducer type SR80DT 132M4, equipped with 75 HP US electric motor N° CO4-H179-M, mounted on portable chassis with materials side receiving ramp.

18. 34” conveyor belt, 10 meters long, 5 HP US electric motor N° 2529736.

19. Fabricated bin with 1/8” steel plate, 4.60 meters long, X 3.00 meters high and trapezoid section 3.35 meters with 25” X 25” bottom section and ¼” plate inside lining.

20. 30” wide belt, 24 meters long (currently under construction).

21. 30” wide conveyor belt, 19 meters long, 10 HP motor reducer type DFT132M4 and reducer type 1280DT132M4.

22. 30” wide conveyor belt, 17 meters long, 7.51 HP motor reducer without reducer; reducer N° 1155MPT15H05K.

23. Short head hydraulic Telesmith cone crusher 4 ¼” feet N° 1300 FC, Series WSM-110043900, equipped with 200 HP US electric motor; with reduced tension starter.

24. 30” wide discharge belt, 5.5 meters long., 7.5 HP electric motor, no serial; motor reducer N° 115SMTP15.

25. Main vibrating screen, 6 X 24 feet, fabricated 3/8 inch steel plate; eccentric mechanism; 12 springs; 3 decks; discharge chutes; 20 HP Siemens electric motor; supported on tubular legs.

26. 30” conveyor belt for +3/4 product size; 15 meters long; 7.5 HP motor reducer N° 15 SMTP 15.

27. 30” wide conveyor belt for –3/4 + ¼ product size; 20 meters long; 15 HP motor reducer.

28. 24” wide conveyor belt for –1/4 inch product size; 12 meters long; 3 HP motor reducer N° 425 A 0040182.

29. Secondary vibrating screen, 5 X 8 feet; 3/8” steel plate manufacture; three decks; discharge chutes; mounted on 8” diameter tubular columns.

30. 20” wide conveyor belt (–1/4 + 1/8) product size; 9 meters long; 2 HP US electric motor N° VII-591544-FGT.

31. 24” wide conveyor belt (–1/8) product size; 12 meters long; 2 HP US electric motor N° VII-591544-FGT.

32. Fines receiving bin, cone shaped; ¼” steel plate fabrication; mounted on 10” diameter tubular columns; 250 ton capacity and two manual discharge levers.

33. 34” wide discharge conveyor belt; 16 meters long; Duty Master 15 HP, no serial; 15 HP motor reducer N° T49 168.

34. 21” wide conveyor belt, 8 meters long; with variable speed redactor motor, 3 HP; Vardrive reducer, motor and reducer N° 137895.

35. Rectangular bin, 8 X 8 X 16 feet top, and trapezoid bottom 14 X 14 feet and 66” height; fabricated with ¼ inch plate and mounted on 10” diameter tubular columns; 60 ton approximate capacity; Has rail and overturn mechanism for a 500 kilogram skip discharge.

36. 18” wide top conveyor belt, 10 meters long; 3 HP US electric motor and reducer N° 922692 including connecting mechanism.

37. 5 X 7 feet ball mill, manufactured by “Avante Ingenieros”; with motor driven lubrication systems for both main mill bearings; two 0.5 HP electric motors, 1140 RPM, 440 Volts. Mill works from transmission powered by a 100 HP three phase IEM electric motor, 887 RPM, model 141272, armature 447T, serial 2804001 coupled to a Falk model 2080Y1 with a 4.13:1 ratio; interconnected by Falk couplings.

38. Slurry horizontal centrifugal pump type SRL 2½” X 2; 5 HP, 1750 RPM Siemens electric motor.

39. Krebs hydraulic cyclone, model DIOB-840, series 30919.

40. Denver overflow type ball mill 7 X 71/2 feet, series 34897258-2; Gear Pacific speed reducer for transmission; 4.75: 1 ratio; serial 31C22; powered 200 HP US electric three phase motor, 1189 RPM, 460 Volts, 230 amps. W917-Z11-M1.

41. Galigher slurry horizontal centrifugal pump, 4 X 3 inches, series D-4-VR-CN-247; 15 HP, 1750 RPM electric motor.

42. Krebs hydraulic cyclone, model DIOB.840, series 31489.

43. 5 X 5 feet conditioning tank; ABB 5 HP, 1750 RPM, series K91T554-196 electric motor.

44. 2 six cell battery floatation cells each, Galigher N! 15; effective volume 103 feet per cell; Each pair of cells powered by 7.5 HP, 1750 RPM, series M917608-24 and K92T602 electric motors and two rows of cells type SUB-A self cleaning N° 12 with 7.5 HP Siemens electric motor each.

45. 3 Galigher SRL slurry pumps; 2” X 1½”; 7.5 HP, 1750 RPM each.

46. Roots air blower model AF-610; 5 HP, 1750 RPM Siemens electric motors, series L92T015-887.

47.Two Clarkson cup reactors; four compartments; ¼ HP, 1759 RPM US electric motors

48. Two platforms with 14 Denver floatation cells type DR N° 24; 50 ft3 per cell arranged in the following manners:

* One row of 6 cells with left to right flow: series 34093746-1

* One row of 6 cells with right to left flow, series 34094504-3

* One row of 2 cells with left to right flow, series 34093746

Cells are powered by means of belts and pulleys; a 15 HP 1750 RPM electric motor per two cells each; (seven motors in all); each of the cells with foam displacing pallets, transmissions and y three phase electric motors with following characteristics:

* 1 HP, 1750 RPM electric motor, coupled to Raisa reducer; ratio 60; Size VO863.

* 1 HP, 1750 RPM electric motor, coupled to Raisa reducer; ratio 60; Size VO863.

* 1 HP, 1750 RPM US motor reducer.

49. PIPSA-GALIGHER conditioning tank; size 8; 10’ diameter X 8’ long; powered by three phase 10 HP, 1200 RPM US electric motor, series 1117-Y08-M.

50. Buffalo Forge air blower, ventilation type; powered by 10 HP, 3600 RPM three phase.

51. Denver SRL horizontal centrifugal pump; 2 ½” X 2 size; powered by Siemens DW 5 HP, 1750 RPM, series B95T0015-771 electric motor.

52. Two Galigher SRL horizontal centrifugal pumps; 2 ½” X 1 ½” size; powered by Siemens 3 HP, 1750 RPM electric motors, series L93T0014-48 and A94T0014-48.

53. Two thickening tanks; 8’ diameter, 6’ high; equipped with single suction Denver type diaphragm pumps 1 ½” size. First tank uses an AG 2 HP, 1750 RPM, series P14X3256M-SN motor reducer; pump is powered by a Siemens 1 HP, series M95T0011-472 coupled to a Risga speed reducer 513 size, series 962298. Number two thickening tank uses an AG 2 HP, 1750 RPM, series 410009 motor reducer. Pump uses a Siemens 1 HP, series M95T00011-466 and one Risga speed reducer size 513, series 952197.

54. Filtration module mounted on structural steel chassis and supported by 6 tubular columns 8# in diameter, including the following:

* Eimco-Envirotech drum type vacuum filter, 6’ diameter and 8’ long, series 665-4, powered by a Remsa 1.5 HP, 223 size, type 122, series 1-138000888 variable speed reducer; mechanical agitator powered by Westinghouse 1 HP motor reducer , 614025 style.

* Vacuum receiving tank with 2” Krogh integrated filtering pump, powered by US 3 HP, series H202-A04-M electric three phase.

* Victor-Acme air blower powered by US three phase 1 HP, series H195-Z07-M.

* Nash vacuum pump model 703 powered by US three phase 50 HP, 1175 RPM series 9104929-229-G1610309.S electric motor.

* Side discharge bin and 18” wide conveyor belt, 8.0 meters long powered by 2 HP N° 3N834A electric motor.

55. Drying module, portable type, built from structural steel, including the following:

* Horizontal rotary drier, manufactured from 24” diameter steel tube and 2’ long, powered by Electra 3 HP motor reducer series 104606-1.

* 18” wide conveyor belt and 24’ long powered by Dayton 2 HP motor reducer.

* 8” helical conveyor, 4 meters long, powered by General Electric 1 HP, 1750 RPM motor reducer.

* Diesel burner powered by Power Electric electric motor.

* 12” lump breaker powered by Siemens 3 HP, series A95T0014-466 electric motor.

56. Five Wilfley concentrating tables, 6’ wide by 13’ long average, each powered by Siemens 5 HP, 1750 RPM electric motor.

57. Denver type SRL pump, 2 ½” X 2” size, powered by 5 HP, 1750 RPM electric motor.

58. Galigher SRL type pump, 2 ½” X 2” inch size; powered by 3 HP, 1750 RPM electric motor.

59. Denver SRL type pump, 5 X 4 inch size, powered by US 15 HP, 1750 RPM, series ID#E407-208M electric motor.

60. 38” K-Nelson with Baldor 40 HP, series SERJ930 electric motor.

61. 12” K-Nelson with Powerblock 3 HP, series L921015-887 electric motor.

62. Mud pump with 5 HP Siemens, series L9217664-74 electric motor.

63. Crusher module and pilot plant milling; chassis built from structural steel, mounted on one axle with two tires size 900-200, and integrated with following equipment.

* 4 X 6 inch jaw crusher, powered by ¨Siemens three phase electric motor 5 HP; 184T armature; series K917664-74.

* Bucket elevator with 6” wide belt and 8’6” long between pulley centers; powered by General Electric motor reducer, 1 HP, model 7GK229CNIKA; reduction ration 7.46:1.

* Fines mineral receiving bin; 1 ton capacity.

* Helical type mineral feeder to mill; 4” diameter and 22” long; powered by variable speed transmission from redactor and single phase Siemens electric motor 0.25 HP, 1740 RPM, series E93.

* 2.5’ diameter X 1.5’ ball mill, powered by three phase 5HP, 865 RPM, 254/ armature and series L93T00343 electric motor.

* 9” diameter X 6’ spiral classifier powered by three phase Forlec electric motor; US 1 HP; reduction ratio 40:1, series F8082-01-254, sprockets and chain to main shaft for 24 RPM.

* Wilfley classifying gravimetric table 3’ X 6’; powered by Forlec three phase, 0.75 HP, 1750 RPM, series 001 electric motor.

* 4 compartment disc type reactivator; powered by Risga reducer model 509, series 917958 and single phase Koblenz 0.12 HP, model CGP144, 1725 RPM, no serial, electric motor.

* 4 cell floatation battery Denver SUB-A type, N° 8, with effective volume of 2ft3 per cell; powered by two three phase electric motors; series A94T001492 and L93T001440, 3 HP each, Siemens at 1725 RPM & 182T armature. Cleaning cell is provided with foam sweeping pallets powered by reactor and single phase 0.5 HP electric motor, totally covered.

64. Classifying module and of pilot plant floatation; built on structural steel chassis and mounted upon one axle with two tires 1100 R22, including the following equipment:

* Two 9” diameter by 6” long spiral classifiers powered by two US three phase 1 HP electric motor reducers; series XA853-04, Dayton 145T armature, series E47479, G56C armature; sprockets and chain connected to main shaft for 18 RPM.

* 2’ X 3’ Agitator-conditioner tank powered by Siemens three phase 1 HP, 1720 RPM, series H93TO11-366 and 143T armature electric motor.

* Four compartment disc type reactivator, powered by redactor and single phase Koblenz 0.25 HP, series 06-96-492, model CGP144, 56 armature, 1720 RPM electric motor.

* Four floatation cell battery Denver type SUB-A N° 8 with effective volume of 2 ft3 per cell; powered by two Siemens three phase 3 HP each, RGZ type, 182T type, series A95T0014-451 and A94T0014-12 electric motors.

65: Siemens starter type ATP 11-1-16, series L99-111-16-35 CP –100 CPS – 60, 440 Volts.

66. Siemens starter type ATP-11-1-14, series E99 111-14-66 CP – 75 CPS – 60, 440 Volts.

67. Pilot plant starters; 5 HP Cutler Hammer N° 40BG0C.

68. Large mill starter, Siemens type ATP-11-3-1. series MO1-113-2-3; CPS 60, 440 Volts.

69. Motor starting transformers; 200 HP, Part N° 29203; C.20 Hz 60; 440/480 V; 52911.071-76 F.V.

70. Siemens starter type ATP11-1-12, series A96R-107-31; CP 60; CPS 60; 440 Volts.

71. Small Siemens mill, type A.T.P.11-1-3, series G94007.1; 100 C.P. C.P.S. 60; 440 Volts.

72. Cutler Hammer secondary crusher, series A-40050C- E  C.P. 50; 60 C.P.S.; 440 Volts.

73. Allen Bradley cone crusher; maximum ratings 200V/230V/460V/575V; P.P.H. 5.20; 40HP pole; 50 HP autotransformer AX 141573; type-NE; CP.S. 60; 440 Volts.

74. Siemens primary crusher type ATP 11-1-16, series M96 R111-15; C.P. 1000; C.P.S. 60; 440 Volts.

75. Federal Pacific post type transformer, catalog T4T75-1; Company 75KVA; 59C; rise imp: 5.20 per cent; high voltage 480 (H); low voltage 208 Y/120 (X); weight 515 lbs; 60 Hz; 3 phase/220; C type insulation system FH4G; ambient temperature 40 C max; series 2093; file E37783; model 36B.

76. Hostile Duty high efficiency mud pump; 3” input and 4” output; 15 HP N° 2541-CT.

77. Three cylinder tanks; 95” diameter and 109” long; the other 120” long with a total capacity of 38,860 liters, manufactured from ¼ plate.

78. Kenworth truck with Cummins engine; includes water tank.

79. International truck, Thorton type, bed capacity, 20 tons.

80.  Dodge one ton truck, 1996 model type 3500.

81. 2003 model Nissan wooden stake bed.

82. 25 ton Euclid truck with Cummins 350 engine.

83. 20 ton Euclid truck.

84. Clark-Michigan articulated front end loader model 275B, series 465B-333.

85. 977L CAT front end loader, series 11K6109.

86. 755 Ford backhoe, series C704113.

87. 988-A CAT front end loader, series 8084.

88. 60 ton capacity low boy model 1996; series AZ200033.

89. 2 axle 3 ton capacity dolly model CB7016MR60T.

90. Spiral classifier 21” long and 34” wide; US 5 HP N° H203-105-M electric motor and 3.5 HP reducer N° 1-83MQ0009.

91. Spiral classifier 21” long and 34” wide; US 5 HP N° H203-108-M electric motor and 3 HP Siemens reducer N° 1-81MQ0009.

92. Dolly mounted tauna with rock hammers, transmission and mechanism, with 3 HP Siemens N° 182-4YK60.

93 Double dolly used for portable equipment transport.

94. Clark-Michigan front end loader, without engine (broken down).

95. Espairol testing gravimetric equipment, base mounted.

96. BMS-3-300 Electric welding equipment N° 136264, series 9953.

97. Miller Diesel powered electric welding equipment; Perkins 4 cylinder engine 440/220.

98. Wagner ST8 Scooptram, series 27873.

99. Wagner ST8 Scooptram, series 30477.

100. Two Jarvis Clark Scoops model 800, non operative; used for parts scavenging.

101. 983 CAT front end loader series 38K00466A.

102. D8H-46A CAT tractor, series 20250.

103. 16G CAT motor grader, series 49G563.

104. Gardner-Denver 600 CFM compressor with Cummins 350 engine.

105. Chicago-Pneumatic 900 CFM compressor with Detroit-Diesel engine.

106. Dodge dump truck, 1982 with Cummins engine.

107. Gardner-Denver two boom pneumatic jumbo, powered by 6 cylinder Deutz engine and PTR-55 drills.

108. 3-53 Detroit-Diesel 20 KVA Power generating plant.

109. Rock classifying screen with underlying bin and discharge mechanism, fabricated from steel plate and supported on tubular columns.

110. Gardner-Denver one boom jumbo with S-93 pneumatic drill.

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